UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

June 28, 2018
Date of Report (date of earliest event reported)
Overstock.com, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-49799	87-0634302
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)
799 West Coliseum Way
Midvale, Utah 84047
(Address of principal executive offices)

(801) 947-3100
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement

On June 28, 2018 Overstock.com, Inc. (“Overstock”), entered into a Stock Purchase Agreement with the stockholders (the “Sellers”) of SiteHelix, Inc., a Delaware corporation (“SiteHelix”) pursuant to which Overstock agreed to purchase all of the common stock of SiteHelix for 100,000 shares of Overstock common stock plus $500,000 (the “Purchase Agreement”). The Purchase Agreement contains representations and covenants, including indemnification agreements, of Overstock and of the Sellers. The closing of the transactions contemplated by the Purchase Agreement took place concurrently with the delivery of the Purchase Agreement.

Sam (Saum) Noursalehi, who owned approximately 62% of the SiteHelix common stock, is a member of Overstock’s board of directors and served as President, Retail, of Overstock until May 8, 2018, when he became Chief Executive Officer of Overstock’s majority-owned subsidiary t0.com, Inc.

Overstock and SiteHelix were parties to a Software Licensing Agreement dated November 2, 2016. Concurrently with the closing of the transactions contemplated by the Purchase Agreement, Overstock and SiteHelix terminated the Software Licensing Agreement.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 and incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement.
The information in Item 1.01 is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits.

The following exhibit is furnished with this report:

10.1	Stock Purchase Agreement dated June 28, 2018 between the stockholders of SiteHelix, Inc. and Overstock.com, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSTOCK.COM, INC.

By:	/s/ E. Glen Nickle
E. Glen Nickle
Vice President, Legal, and General Counsel
Date:	June 29, 2018